Exhibit 99.2

Consumer Products Division (A Carved-out Business of

Bensussen Deutsch & Associates Holdings, LLC)

Balance Sheet (Amounts in Thousands)

September 30, 2020

ASSETS
CURRENT ASSETS
Cash	$-
Receivables, net	35,634
Inventories, net	36,090
Prepaid expenses	3,725

Total current assets	75,449

PROPERTY AND EQUIPMENT, net	812

GOODWILL	1,319

INTANGIBLE ASSETS, net	1,648

DEPOSITS AND OTHER LONG-TERM ASSETS	42

Total assets	$79,270

LIABILITIES AND NET PARENT INVESTMENT

CURRENT LIABILITIES
Accounts payable	$33,970
Accrued expenses	9,656

Total current liabilities	43,626

OTHER LONG-TERM LIABILITIES	1,696

Total liabilities	45,322

COMMITMENTS AND CONTINGENCIES (Note 10)

NET PARENT INVESTMENT	33,948

Total liabilities and net parent investment	$79,270

See accompanying notes.

Consumer Products Division (A Carved-out Business of
Bensussen Deutsch & Associates Holdings, LLC)

Statement of Income (Amounts in Thousands)
Nine-Month Period Ended September 30, 2020

NET SALES	$130,356

COST OF SALES	85,585

Gross profit	44,771

OPERATING EXPENSES
Selling, general and administrative expenses	18,630

OPERATING INCOME	26,141

INTEREST EXPENSE	(883)

OTHER INCOME	265

NET INCOME	$25,523

See accompanying notes.

Consumer Products Division (A Carved-Out Business of
Bensussen Deutsch & Associates Holdings, LLC)
Notes to Financial Statements (Amounts in Thousands)

Note 1 - Summary of Accounting Policies

Business description - On November 10, 2020, Bensussen Deutsch & Associates, LLC, the operating entity of Bensussen Deutsch & Associates Holdings (collectively referred to as BDA or Parent) entered into an Equity Purchase Agreement with ACCO Brands Corporation to sell BDA's Consumer Products Division (CPD, or the Division).

CPD distributes video game controllers, headsets, power supplies and other accessories, sold directly under the PowerA, Fusion, MOGA, and other brands, for major video gaming consoles worldwide to major retailers and direct consumers.

As described in Note 3, during June 2020, the Parent entered into an asset purchase agreement to acquire Lucid Sound, Inc. Given the nature of operations of Lucid Sound, Inc., this acquired business is included within CPD.

Basis of presentation - Throughout the period covered by these financial statements, CPD operated as a business unit of BDA. Consequently, standalone financial statements have not been historically prepared for the Division. The accompanying carve-out financial statements of CPD as of and for the nine-month period ended September 30, 2020 have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) from the historical accounting records of BDA on a carve-out basis. All results of operations, assets, and liabilities directly attributable to the Division are reflected in these financial statements, as well as allocations of certain shared costs historically incurred by the Parent on behalf of CPD.

As these carve-out financial statements represent a business that is not a separate legal entity, the net assets of CPD have been presented herein as Net Parent Investment and represent the Parent's interest in the recorded assets of the Division.

Allocations of expenses to the Division were based primarily on the relative percentage of revenue, facilities square footage, and headcount depending on the nature of the shared expenses incurred by Parent on behalf of the Division. The allocated amounts reflect management's estimate of the Division's historical cost of doing business.

Management believes the assumptions underlying the carve-out financial statements are reasonable. However, the carve-out financial statements included herein may not necessarily represent what CPD's results of operations, financial position and cash flows would have been had it been a standalone entity during the period presented, or what CPD's results of operations, financial position and cash flows may be in the future.

Use of estimates - The preparation of the financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Consumer Products Division (A Carved-Out Business of

Bensussen Deutsch & Associates Holdings, LLC)
Notes to Financial Statements (Amounts in Thousands)

Note 1 - Summary of Accounting Policies (continued)

Generally, standalone financial statements should reflect a "reasonable" basis of allocation of corporate overhead costs from the Parent or other units within the organization providing services to the business. What constitutes "reasonable" is, in part, a matter of judgment and requires use of estimates. The allocation of corporate overhead costs from the Parent reflects consideration by management of the incremental overhead costs required to do business as a standalone entity. To the extent needed, management applied direct expenses of the Division to the standalone carve-out financial statements. For the expenses which could not be specifically attributed to a specific business, management allocated a portion of the expense to the Division's standalone carve-out financial statements using the relative percentage of revenue, facilities square footage, and headcount using shared expenses incurred by Parent on behalf of the Division, adjusted where a more specific allocation was deemed more appropriate. For more information regarding corporate cost allocation see Note 2.

To the extent it is unclear whether a particular asset or liability should be considered a CPD acquired asset or a Parent acquired asset, or a CPD assumed liability or a BDA assumed liability, the Division's management has worked in good faith to reasonably assign such assets or liabilities to the Division, where appropriate.

Cash - Treasury activities, including activities related to CPD, are centralized by the Parent such that cash collections are distributed to CPD and reflected as net parent investment. As a result of this distribution to CPD, the Division does not hold any cash.

Receivables - The majority of CPD's accounts receivable are due from many large companies or partners of those companies in the United States. Credit is extended based upon the evaluation of a customer's financial condition and generally collateral is not required. Accounts receivable are typically due within 30 to 60 days and are stated at amounts due from customers. Accounts outstanding longer than the contractual payment terms are considered past due. The Division does not charge interest on past due amounts. The Division determines its allowance for doubtful accounts by considering a number of factors, including the length of time trade accounts receivables are past due, the Division's previous loss history and the customer's current ability to pay its obligation to the Division. The allowance for customer claims and doubtful accounts was $9,587 as of September 30, 2020. The majority of these amounts relate to estimated customer claims. The allowance excluding estimated customer claims attributed to doubtful accounts was $156 as of September 30, 2020.

Inventories - Inventories are stated at the lower of cost or net realizable value. Cost is determined by the weighted average method. Raw materials consist largely of licensed proprietary electronic components used in the manufacturing of CPD devices. Finished goods consist of standard items and customized items held readily for sale pursuant to merchandising agreements with certain customers.

CPD records a write-down of inventories which are obsolete or slow-moving based upon historical experience and current market conditions under the application of the specific identification method. The reserve for obsolescence in the Division is $800 as of September 30, 2020.

Consumer Products Division (A Carved-Out Business of
Bensussen Deutsch & Associates Holdings, LLC)
Notes to Financial Statements (Amounts in Thousands)

Note 1 - Summary of Accounting Policies (continued)

Property and equipment - Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets which generally range from three to seven years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset. Maintenance and repairs are charged to expense as incurred.

Goodwill and intangible assets - Goodwill represents the difference between the fair value of the consideration transferred (purchase price) for an acquired business and the fair value of the identifiable tangible and intangible net assets recognized in the acquisition. The Division's accounting policy is to first assess qualitative factors to determine whether it is necessary to perform the quantitative impairment test for goodwill. As such, the Division is not required to calculate the fair value of a goodwill reporting unit unless it determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. There was no goodwill impairment recognized during the nine-month period ended September 30, 2020.

Intangible assets consist of a tradename acquired in the Lucid Sound, Inc. acquisition described in Note 3. The Division amortizes the tradename over the estimated revenue earned from royalties, which approximates the straight-line method. There was no intangible asset impairment recognized during the nine-month period ended September 30, 2020.

Impairment of long-lived assets - CPD evaluates long-lived assets for impairment whenever events or circumstances indicate they may not be recoverable. Recoverability is measured by comparing the carrying amount of an asset group to future undiscounted net cash flows expected to be generated. The Division groups assets for purposes of such review at the lowest level for which identifiable cash flows of the asset group are largely independent of the cash flows of the other groups of assets and liabilities. If this comparison indicates impairment, the amount of impairment to be recognized is calculated as the difference between the carrying value and the fair value of the asset group. No impairment was recognized as of and for the nine-month period ended September 30, 2020.

Revenue recognition - Revenue is recognized when performance obligations under the terms of the contracts with the CPD's customers are satisfied. The majority of the Division's revenue contracts represent a single performance obligation related to the fulfillment of customer orders for the purchase of the Division's products. Revenue and costs of sales are recognized when control of the product transfers to the customer, which occurs upon shipment or delivery of the product to the customer, depending on sales terms. Taxes collected from customers and remitted to governmental authorities are presented in the statement of income on a net basis.

Payment terms vary by customer and are established in the contracts or purchase orders with customers. CPD generally provides payment terms to customers ranging from 30 to 60 days. Therefore, the Division's contracts do not include a significant financing component.

Shipping and handling costs are accounted for as a fulfillment activity of the Division's promise to transfer the products to its customers and are included in cost of sales on the statement of income.

Consumer Products Division (A Carved-Out Business of
Bensussen Deutsch & Associates Holdings, LLC)

Notes to Financial Statements (Amounts in Thousands)

Note 1 - Summary of Accounting Policies (continued)

Product returns have historically been insignificant. As a result, given the standalone nature of the products and the Division's assessment of performance obligations and transaction pricing for sales contracts, the Division does not currently maintain a contract asset or liability balance for obligations related to product returns.

Substantially all revenue is recognized from goods transferred at a point in time. As such, the accompanying financial statements present financial information in a format which does not further disaggregate revenue, as there are no significant variations in economic factors affecting the nature, amount, timing and uncertainty of cash flows.

Significant customers - For the nine-month period ended September 30, 2020, three customers represented 57% of revenue for the Division. Three customers represented 58% of accounts receivable as of September 30, 2020.

Advertising - The Division expenses advertising and marketing costs as incurred. Total advertising and marketing expenses were $600 for the nine-month period ended September 30, 2020.

Share-based compensation - The Parent maintains a stock option plan and recognizes expenses related to the fair value of its share-based compensation awards. Certain employees of CPD have been granted options within the stock option plan. The fair value of stock options granted to employees is valued using the Black-Scholes option pricing model. All outstanding options are exercisable only upon a change of control of the Parent that occurs prior to a participant's termination of service. The Parent granted options during the nine-month period with terms consistent with the previous awards and will recognize expense for these and future grants when they become exercisable.

Income taxes - As a limited liability company, under the Internal Revenue Code (IRC), the members of the Parent separately account for their pro rata shares of the BDA's items of income, deductions, losses and credits. Additionally, the Parent has evaluated its tax positions and no provision for income taxes has been included in these standalone carve-out financial statements of CPD.

U.S. GAAP prescribes a recognition threshold and measurement process for accounting for uncertain tax positions and also provides guidance on various related matters such as derecognition, interest, penalties and disclosures required. Management does not believe that the Parent or CPD have any entity level uncertain tax positions. The Parent files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. Any interest and penalties related to income tax matters is recognized in income tax expense.

Consumer Products Division (A Carved-Out Business of

Bensussen Deutsch & Associates Holdings, LLC)

Notes to Financial Statements (Amounts in Thousands)

Note 1 - Summary of Accounting Policies (continued)

Net parent investment — Net parent investment in the accompanying balance sheet represents BDA's net investment in CPD and is presented in lieu of members' equity. The statement of changes in net parent investment include net cash transfers between BDA and CPD pursuant to the centralized cash management and other treasury-related functions performed by BDA. The net parent investment account includes the settlement and net effect of transactions with and corporate allocations from BDA. The net effect of other assets and liabilities and related income and expenses earlier recorded at corporate level pushed down to CPD are also included in net parent investment.

All transactions reflected in Net Parent Investment in the accompanying balance sheet have been considered cash receipts and payments for purposes of the statement of cash flows and are reflected in financing activities in the accompanying statement of cash flows.

Upcoming accounting pronouncements — In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02, Leases, which amends the existing guidance for leases and will require recognition of operating leases with lease terms of more than twelve months and all financing leases on the balance sheet. For these leases, companies will record assets for the rights and liabilities for the obligations that are created by the leases. This ASU will require disclosures that provide qualitative and quantitative information for the lease assets and liabilities recorded in the financial statements. This ASU is effective for fiscal years beginning after December 15, 2020. In June 2020, due to the effects of the COVID-19 pandemic, the FASB issued ASU 2020-05, Revenue from Contracts with Customers and Leases, which delays the effective date of ASU 2016-02 to be now effective for the Parent in 2022. The Parent is currently evaluating this ASU to determine the impact of its adoption on its financial statements. The Parent currently anticipates adopting the new standard effective January 1, 2022. While the Parent is still in the process of completing its analysis on the complete impact this ASU will have on its financial statements and related disclosures, it expects the ASU to have a material impact on its balance sheet for recognition of lease-related assets and liabilities.

Subsequent events - Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued. The Division recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Division's carve out financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before the financial statements are available to be issued.

The Division has evaluated subsequent events through December 3, 2020, which is the date the financial statements were available to be issued.

Consumer Products Division (A Carved-Out Business of

Bensussen Deutsch & Associates Holdings, LLC)

Notes to Financial Statements (Amounts in Thousands)

Note 2 - Relationship with Parent

Allocation of corporate expenses — In addition to the carve-out of the operations and the net assets of CPD, certain general corporate expenses and shared services have been allocated to the Division and are comprised of costs incurred related to: (i) finance and accounting (ii) human resources; (iii) information systems and technology; (iv) legal; and (v) rent. The allocated expenses are mainly comprised of salaries, including variable compensation and other direct costs of the various functions. Allocations to the Division were based primarily on the relative percentage of revenue and the Division headcount using shared expenses incurred on behalf of the Division, adjusted where a more specific allocation was deemed more appropriate.

Allocations of certain general corporate expenses and shared services have been included in the statement of income of CPD for the nine-month period ended September 30, 2020, as follows:

Operating expenses	$7,327
Interest expense	883

Total	$8,210

The expenses allocated are not necessarily indicative of the amounts that would have been incurred had CPD performed these functions as a standalone entity, nor are they indicative of expenses that will be charged or incurred in the future. It is not practical to estimate the amount of expenses and gains and losses that CPD would have incurred for the period presented had it not been an affiliated entity of the Parent in that period.

Additionally, there are certain allocations to the Division that affect other income included in the statement of income for the nine-month period ended September 30, 2020. These allocations are insignificant to these carve-out business statements of CPD.

Cash management and financing — CPD participates in BDA's centralized cash management and financing programs. Disbursements are made through centralized accounts payable systems which are operated by BDA. Most cash receipts are transferred to centralized accounts that are maintained by BDA. As cash is disbursed and received by BDA, it is accounted for by CPD through Net Parent Investment.

The Parent incurs third-party debt and provides financing to the Division through net transfers in the statement of changes in net parent investment. This third-party debt is collateralized by inventory and receivables of the Division. As the debt is used to finance working capital, interest expense has been allocated to the Division based on the average net assets employed.

Consumer Products Division (A Carved-Out Business of

Bensussen Deutsch & Associates Holdings, LLC)

Notes to Financial Statements (Amounts in Thousands)

Note 3 - Business Combination

Effective June 19, 2020, the Parent acquired certain tangible and intangible assets from Lucid Sound, Inc. (LSI) that collectively meet the definition of a business. The purchase consideration consisted of a cash payment totaling $1,700 and contingent consideration of $2,214 for total purchase consideration of $3,914. Contingent consideration requires the Parent to pay the seller a percentage of LSI branded product sales in annual revenue milestones based on royalty rates defined by the purchase agreement over a five-year period subsequent to the acquisition date. The fair value of the contingent consideration at the acquisition date was determined to be the undiscounted amounts calculated over all five years as the Parent expects these revenue milestones to be achieved. As of September 30, 2020, the amount recognized for the contingent consideration, the forecasted revenue milestones, and assumptions used to develop the contingent consideration fair value had not changed.

The acquisition has been accounted for using the acquisition method of accounting. Management expects this acquisition will allow the Division to accelerate their growth in the video game accessories industry. The goodwill recognized is attributed primarily to the growth potential of LSI and the assembled work force acquired, which does not qualify for separate recognition as an intangible asset.

The following table summarizes the estimated fair values of the recognized assets acquired under the acquisition method of accounting at the date of the acquisition:

Inventory	$841
Deposits	19
Trade name	1,735
Net identifiable assets acquired	2,595
Goodwill	1,319

$3,914

Fair value estimates were performed by the Parent in determining inventory assumed in the transaction and the fair value of the identified tradename intangible asset with an estimated useful life of five years. The fair value assigned to tradename was determined using the relief from royalty approach, which discounts expected future cash flows to present value using estimates and assumptions determined by management. The useful life of the tradename was determined based on the patterns in which the economic benefits are expected to be utilized.

Transaction costs were insignificant and were expensed during 2020 and are recorded within operating expenses on the statement of income.

Consumer Products Division (A Carved-Out Business of

Bensussen Deutsch & Associates Holdings, LLC)

Notes to Financial Statements (Amounts in Thousands)

Note 4 - Receivables, Net

Receivables, net consist of the following at September 30, 2020:

Accounts receivable	$45,221
Less allowance for customer claims and doubtful accounts	(9,587)

$35,634

Note 5 - Inventories, Net

Inventories consist of the following at September 30, 2020:

Finished goods	$34,581
Raw materials	2,309
Less obsolescence reserve	(800)

$36,090

Note 6 - Property and Equipment, Net

Property and equipment, net consist of the following at September 30, 2020:

Computer software and other equipment	$6,994
Furniture and fixtures	735
Leasehold improvements	677

8,406
Less accumulated depreciation and amortization	(7,673)

733
Construction-in-progress	79

$812

Depreciation and amortization expense for the nine-month period ended September 30, 2020, was $367.

Consumer Products Division (A Carved-Out Business of

Bensussen Deutsch & Associates Holdings, LLC)

Notes to Financial Statements (Amounts in Thousands)

Note 7 - Intangible Assets, net

Intangible assets consist of the following at September 30, 2020:

	Cost	Accumulated Amortization	Net
Tradename	$1,735	$(87)	$1,648

Intangible asset amortization expense was $87 for the nine-month period ended September 30, 2020.

As of September 30, 2020, future amortization of intangible assets is expected to be as follows for the calendar years ending December 31:

2020	$87
2021	347
2022	347
2023	347
2024	347
Thereafter	173
$1,648

Note 8 - Accrued Expenses

Accrued expenses consist of the following at September 30, 2020:

Royalties payable	$6,637
Accrued compensation and taxes	1,599
Current portion of contingent consideration payable	590
Other	830
$9,656

Note 9 - Share-Based Compensation

Certain of the Division's employees participate in a Stock Option Plan (the Plan) sponsored by the Parent. All awards granted under the plan are based on Parent's common shares. Options issued under the Plan generally expire ten tears from the date of grant and the Parent's Board of Directors determine the terms and conditions of the options granted under the Plan, including the exercise price.

Consumer Products Division (A Carved-Out Business of

Bensussen Deutsch & Associates Holdings, LLC)

Notes to Financial Statements (Amounts in Thousands)

Note 9 - Share-Based Compensation (continued)

Options are granted at an exercise price based upon the book value of the Parent on the date of grant and generally vest over a period of up to four years. All outstanding options are exercisable upon a change of control of the Parent that occurs prior to termination of service. The Parent has the right to repurchase the shares obtained by the exercise of options granted under the Plan at a price per share equal to the exercise price per share paid for such shares at any time prior to a Liquidity Event, as defined in the Plan.

As of September 30, 2020, the total estimated future compensation cost for CPD related to stock options granted was insignificant to the Division's financial statements. Given that all outstanding options are exercisable only upon a change of control that occurs prior to a termination of service, there was no share-based compensation expense recorded for the nine-month period ended September 30, 2020.

Note 10 - Commitments and Contingencies

Contingencies — In the normal course of business, CPD has other various claims in process and other contingencies, including payment of certain state taxes. The Division regularly assesses all contingencies and believes that the ultimate outcome of outstanding contingencies will not have a significant effect on the Division's financial condition, liquidity or results of operations.

Royalties - Pursuant to various license agreements, CPD pays royalties to certain third parties for sale of licensed products. The Division's royalty expense was $18,816 during the nine-month period ended September 30, 2020 and is included within cost of sales in the statement of income.

Operating lease — As part of the business combination referenced in Note 3, BDA acquired a lease for office space under a noncancelable lease agreement from a third party, which expires in August 2021. Future required minimum rent payments under the above noncancelable operating lease for October through December 2020 and for 2021 are $21 and $57, respectively.

Note 11 - Employee Benefit Plan

The Parent maintains a 401(k) plan to allow employees, including employees of CPD, to use pretax compensation to fund their savings. Under the terms of the plan, the Parent will partially match employee contributions to the plan up to 2% of eligible employee compensation. The Parent's 401(k) plan matching contribution expense related to CPD was $31 for the nine-month period ended September 30, 2020.

Consumer Products Division (A Carved-Out Business of

Bensussen Deutsch & Associates Holdings, LLC)

Notes to Financial Statements (Amounts in Thousands)

Note 12 - Deferred Compensation

In January 2012, the Parent executed the Bensussen Deutsch & Associates, Inc. Deferred Compensation Plan (the Deferred Compensation Plan). The Deferred Compensation Plan is a voluntary tax deferred savings plan that enables certain members of management and highly compensated employees to defer up to $25 of their annual compensation. Participants are immediately and fully vested in their salary deferrals and related earnings. Some participants of the Plan are employees of CPD however, compensation expense recorded under the plan was insignificant for the nine-month period ended September 30, 2020.

Note 13 - Fair Value Measurements

Accounting principles generally accepted in the United States of America (GAAP) define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. GAAP also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in active markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

As described in Note 3, in connection with the acquisition of certain tangible and intangible assets from LSI, a component of the purchase consideration transferred to the seller of LSI related to contingent consideration from a percentage of LSI branded product sales in annual revenue milestones based on royalty rates defined by the purchase agreement over a five-year period subsequent the acquisition date. The fair value of the contingent consideration at the acquisition date of $2,214 was determined to be the undiscounted amounts calculated over all five years as the Parent expects these revenue milestones to be achieved. These Level 3 inputs used to assess the contingent consideration fair value at the acquisition date did not change as of September 30, 2020 and therefore no changes have been made in the fair value measurement of the contingent consideration through September 30, 2020.

Consumer Products Division (A Carved-Out Business of

Bensussen Deutsch & Associates Holdings, LLC)

Notes to Financial Statements (Amounts in Thousands)

Note 14 - Subsequent Event

As described in Note 1, on November 10, 2020, the Parent entered into an Equity Purchase Agreement with ACCO Brands Corporation to sell CPD for an initial purchase price of $340,000 with additional maximum contingent earn-out consideration of up to $55,000 and any final working capital adjustments. This agreement has not been consummated at the time that these CPD financial statements were available for issuance.